       As filed with the Securities and Exchange Commission on December 15, 2000
                                               Registration No. 333-
                                                                    ------------
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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                        ---------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

                          SIGMATRON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   36-3918470
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                   Identification No.)

 2201 LANDMEIER ROAD, ELK GROVE VILLAGE, IL                60007
 (Address of Principal Executive Offices)               (Zip Code)

                        2000 DIRECTORS' STOCK OPTION PLAN
                         2000 EMPLOYEE STOCK OPTION PLAN

                            (Full title of the plans)

                              MR. GARY R. FAIRHEAD
                          SIGMATRON INTERNATIONAL, INC.
                               2201 LANDMEIER ROAD
                           ELK GROVE VILLAGE, IL 60007
                     (Name and address of agent for service)

                                 (847) 956-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                              Proposed          Proposed
         Title of                Amount                       maximum           maximum             Amount of
         securities to           to be                        offering price    aggregate           registration
         be registered           registered                   per share         offering price      fee
----------------------------------------------------------------------------------------------------------------

         Common Stock,
         $.01 par value          157,500 shares (a)           $1.3906 (b)       $219,019.50 (c)     $58.00 (d)

         Common Stock,
         $.01 par value          60,000 shares (a)            $2.625            $157,500.00 (e)     $42.00 (d)

         Common Stock,
         $.01 par value          342,500 shares (f)           $1.3906 (b)       $476,280.50 (c)     $126.00 (d)

         Total Registration Fee:                                                                    $226.00
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

(a) Represents the maximum number of shares which could be purchased upon exercise of all options granted under the provisions of the 2000 Directors' Stock Option Plan.
(b) The Option Price of each Option granted under both the 2000 Directors' Stock Option Plan and the 2000 Employee Stock Option Plan shall be 100% of the fair market value of the underlying shares on the applicable date of grant.
(c) Estimated solely for purposes of calculating the registration fee and based on the average high and low prices of the Company's Common Stock on December 13, 2000 as reported in the Nasdaq National Market System pursuant to Rule 457(c).
(d)      Registration Fee computed pursuant to Rule 457(h)(1).
(e) Represents the aggregate offering price for the options granted on September 25, 2000.
(f) Represents the maximum number of shares which could be purchased upon exercise of all options granted under the provisions of the 2000 Employee Stock Option Plan.



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                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

         (a) The Company's annual report on Form 10-K for the year ended April 30, 2000.

         (b) The Company's quarterly report on Form 10-Q for the quarter ended July 31, 2000.




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

         (c) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A declared effective on January 21, 1994, File No. 0-23248, including any amendment or report filed for the purpose of updating such description.


ITEM 4.       DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum LLC, Chicago, Illinois. Mr. Arthur Don, a member of D'Ancona & Pflaum LLC, beneficially owns 400 shares of the registrant's Common Stock. Other members of D'Ancona & Pflaum LLC beneficially own additional shares of the registrant's Common Stock, which ownership is not material.


ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporate Law authorizes a corporation to indemnify its directors and officers (including reimbursement for expenses incurred). The Company's Bylaws provide for indemnification to the fullest extent permitted by the Delaware statute.

         The Company maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the directors and officers of the registrant against losses up to $5,000,000 in the aggregate arising from any wrongful acts (as defined in the policy) in his or her capacity as a director or officer. The policy reimburses the Company for amounts which the Company lawfully indemnifies or is required or permitted by law to indemnify its directors and officers in excess of $100,000.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8.       EXHIBITS.

         4.1 Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-72100 dated February 9, 1994, and hereby incorporated by reference.

         4.2 Restated and Amended Bylaws of the Company, filed as Exhibit 3.2 to the Company's annual report on Form 10-K for the year ended April 30, 2000, File No. 0-23248, and hereby incorporated by reference.

         4.3  SigmaTron International, Inc. 2000 Directors' Stock Option Plan.



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

         4.4  SigmaTron International, Inc. 2000 Employee Stock Option Plan.

         5.1  Opinion of D'Ancona & Pflaum LLC.

         23.1 Consent of Ernst & Young LLP.

         23.2 Consent of D'Ancona & Pflaum LLC (included in Exhibit 5.1).

         24.1 Powers of Attorney (included herein on the signature page).

ITEM 9.       UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration


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Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elk Grove Village, State of Illinois, on the 5th day of December, 2000.


                                          SIGMATRON INTERNATIONAL, INC.
                                                   (Company)


                                          By: /s/ Gary R. Fairhead
                                              ---------------------------------
                                              Gary R. Fairhead, President
                                              and Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of SigmaTron International, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Gary R. Fairhead their true and lawful attorney-in-fact and agent, with full power and substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                     Title                              Date
      ---------                     -----                              ----


/s/ Franklin D. Sove         Chairman of the Board and          December 5, 2000
------------------------     Director
Franklin D. Sove


/s/ Gary R. Fairhead        President, Chief Executive          December 5, 2000
------------------------    Officer and Director
Gary R. Fairhead            (Principal Executive Officer)




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


/s/ Linda K. Blake          Chief Financial Officer,            December 5, 2000
------------------------    Treasurer and Secretary
Linda K. Blake              (Principal Financial Officer
                            and Principal Accounting
                            Officer)


/s/ John P. Chen            Director                            December 5, 2000
------------------------
John P. Chen


/s/ William C. Mitchell     Director                            December 5, 2000
------------------------
William C. Mitchell


/s/ D. S. Patel             Director                            December 5, 2000
------------------------
D. S. Patel


/s/ Thomas W. Rieck         Director                            December 5, 2000
------------------------
Thomas W. Rieck


/s/ Dilip S. Vyas           Director                            December 5, 2000
------------------------
Dilip S. Vyas


/s/ Steven A. Rothstein     Director                            December 5, 2000
------------------------
Steven A. Rothstein



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